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                                                                   Exhibit 23(a)




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Long-Term Incentive Plan (as Amended and Restated as of January 30, 2002) of The Timken Company of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP



Canton, Ohio
April 15, 2002